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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 13, 2006


                                  BUNGE LIMITED
             (Exact name of Registrant as specified in its charter)


       Bermuda                                       001-16625                          98-0231912
(State or other jurisdiction)               (Commission file number)                    (I.R.S. employer
      of incorporation)                                                                 identification no.)


                                 50 Main Street
                          White Plains, New York 10606
               (Address of principal executive offices) (Zip Code)

                                 (914) 684-2800
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))



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Item 1.01             Entry into a Material Definitive Agreement.

                  As reported on March 1, 2006, the compensation committee of the Board of Directors of Bunge Limited ("Bunge") met on February 23, 2006 and certified the achievement of certain pre-established performance measures for the Performance-Based Restricted Stock Units (the "PBRSUs") granted by Bunge in 2003. Upon settlement of the PBRSUs on March 13, 2006, our Named Executive Officers received cash, Bunge common shares or a combination thereof, as follows:

         2003 Performance-Based Restricted Stock Units Settlement
         --------------------------------------------------------

         Name                           Cash Amount            Number of Shares


         Alberto Weisser                  $1,453,500               29,852

         Archibald Gwathmey               $497,250                 10,212

         William Wells                    $994,500                    462

         Joao Fernando Kfouri             $153,000                  3,142

         Flavio Sa Carvalho               $321,300                  4,449


                  The number of shares listed above includes the payment of dividends paid on the common shares through February 28, 2006. The performance measures that were achieved with respect to the PBRSUs related to Bunge's cumulative earnings per share for the three-year performance period ended on December 31, 2005 and were certified at 150% of target.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 16, 2006.


                                              Bunge Limited
                                              (Registrant)


                                           By: /s/ Carla L. Heiss
                                               ---------------------------------
                                               Name:   Carla L. Heiss
                                               Title:  Assistant General Counsel